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                                  EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Patterson Dental Company on Forms S-8 No. 33-56764, No. 333-03583, No. 333-45742 and Forms S-3 No. 333-19951, No. 333-41199, No. 333-61489 and No. 333-79147 of
our report on the financial statements of J.A. Webster, Inc. for the years ended December 31, 2000 and 1999, dated February 28, 2001, which appear in the
Form 8-K.




                                         /s/ Love, Bollus, Lynch & Rogers, LLP


Worcester, Massachusetts
July 2, 2001